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Exhibit 5.1

[WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]

                      April 8, 2003

City National Corporation
400 North Roxbury Drive
Beverly Hills, California 94111

        Ladies and Gentlemen:

        We have acted as special counsel for City National Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission on the date hereof, relating to an offer to exchange (the "Exchange Offer") 5.125% notes due 2013 of the Company (the "Exchange Notes") which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of the Company's outstanding 5.125% notes due 2013 that were issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes"), as contemplated by the Registration Rights Agreement, dated February 13, 2003, by and among the Company and the initial purchasers listed therein (the "Registration Rights Agreement").

        The Exchange Notes will be issued under an Indenture dated as of February 13, 2003 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee (the "Trustee").

        As counsel, we have examined the Registration Statement, the Indenture, the Registration Rights Agreement, the form of the Exchange Notes, the Old Notes and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

        In giving the opinions contained herein, we have, with your approval, relied upon representations of officers of the Company and certificates of public officials with respect to the accuracy of factual matters addressed by such representations and certificates. We have, with

City National Corporation
April 8, 2003

your approval, assumed (i) that the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) that the Exchange Notes will conform to the specimens thereof examined by us, (iii) that the Trustee's certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee's authorized officers, and (iv) that all signatures and instruments submitted to us are genuine and all certified copies submitted to us conform with the original documents to which such certified copies relate, assumptions which we have not independently verified. We have also assumed, with your approval, that at the time of the issuance and delivery of the Exchange Notes there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Exchange Notes and that the issuance and delivery of the Exchange Notes, all of the terms of the Exchange Notes and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

        We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.

        Based upon and subject to the foregoing, it is our opinion that when (i) the Registration Statement becomes effective under the Securities Act, and (ii) the Exchange Notes have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offer in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (a) bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and (b) application of general principles of equity, including standards of commercial reasonableness and good faith (regardless of whether considered in proceedings in equity or at law).

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the Exchange Notes" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                      Very truly yours,

                      /s/ Wachtell, Lipton, Rosen & Katz

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